UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2021

BigCommerce Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-39423	46-2707656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11305 Four Points Drive

Building II, Third Floor

Austin, Texas 78726

(Address of principal executive offices, including zip code)

(512) 865-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series 1 Common Stock, $ 0.0001 par value per share	BIGC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement with Feedonomics LLC

On July 23, 2021, BigCommerce Holdings, Inc., a Delaware corporation (“BigCommerce”), and BigCommerce Omni, LLC, a newly formed Delaware limited liability company and indirect wholly-owned subsidiary of BigCommerce (“Omni”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Feedonomics LLC, a California limited liability company (“Seller”), certain other affiliated parties and significant equity holders of the Seller (collectively with the Seller, the “Seller Parties”). Pursuant to the Purchase Agreement, Omni has acquired substantially all the assets and assumed certain specified liabilities of the Seller’s existing business (the “Acquisition”), which consists of an online product feed management platform used by merchants to optimize product data and syndicate and list products into multiple sales channels, including advertising, marketplace, affiliate and social channels (the “Business”).

Pursuant to the Purchase Agreement, Omni acquired the Business for a total purchase price of up to approximately $145 million, subject to adjustment for outstanding indebtedness, unpaid transaction expenses, working capital and other adjustments. Approximately $80 million of the total purchase price was paid to the Seller in cash at the closing of the Acquisition. Up to an additional $65 million of the total purchase price will be paid to the Seller in two installments of up to $32.5 million each, within ten business days after the first and second anniversaries of the closing or upon the earlier achievement of certain product and financial milestones. BigCommerce may elect, in its sole discretion, to make such post-closing payments partially or entirely in cash or shares of BigCommerce Series 1 common stock, which BigCommerce would be obligated under the Purchase Agreement to register with the Securities and Exchange Commission on Form S-3.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. In connection with its entry into the Purchase Agreement, Omni obtained a customary representations and warranties insurance policy as recourse for certain losses arising out of certain breaches of the representations and warranties of the Seller Parties set forth in the Purchase Agreement. The representations and warranties insurance policy is subject to certain policy limits, exclusions, deductibles and other terms and conditions.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of the specified dates set forth therein, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of BigCommerce, Omni or the Seller Parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may not be fully reflected in BigCommerce’s public disclosures.

The foregoing summary is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information regarding the Purchase Agreement and the Acquisition set forth in Item 1.01 is incorporated herein by reference.

Financial statements will not be filed in connection with the closing of the Purchase Agreement. Although the Company has determined it acquired a business, this purchase did not meet any of the conditions specified in Regulation S-X Rules 1-02(w) and 3-05(b) which would require the filing of financial statements.

Item 7.01 Regulation FD Disclosure.

On July 27, 2021, BigCommerce issued a press release announcing that it had entered into the Purchase Agreement and acquired the Business.

The press release issued July 27, 2021 is furnished herewith as Exhibit 99.1. The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as otherwise stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Asset Purchase Agreement by and among BigCommerce Holdings, Inc., BigCommerce Omni, LLC, Feedonomics LLC, and certain other affiliated parties and significant equity holders of Feedonomics LLC dated July 23, 2021.

99.1	Press Release issued by BigCommerce Holdings, Inc. dated July 27, 2021.

*

Certain schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request. Certain confidential portions of this Exhibit, marked by brackets and asterisks ([***]), have been omitted because the confidential omitted information is both (i) not material and (ii) information that the registrant customarily and actually treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BigCommerce Holdings, Inc.

Date: July 27, 2021	By:	/s/ Jeff Mengoli
Jeff Mengoli
Chief Legal Officer and Secretary